Exhibit 10.35

Order To Convert

The Promissory Note ‘Holder’, Julios Kosta hereby instructs the ‘Maker’ to convert to common shares (stock) of the ‘Maker’, Bravo Multinational Incorporated, ‘three’ Promissory Notes (plus accrued interest) originally dated October 3rd, 3rd, and 11th, 2016 with original principle face values owed to the ‘holder’ in the amounts of $239,261.26, $36,497.40, and $160,000 as per the terms of conversion as mutually agreed to and as stipulated by the Board of Directors on November 19th,2018. The shares will electronically deposit into an account in the ‘Holders’ name at the transfer agent of the ‘Maker’, Transfer Online Inc., located in Portland Oregon. The ‘Holder’ acknowledges that the shares are to be issued as restricted, but said shares are not subject to any further holding period (under Rule 144) as the original dates on the Promissory Notes have been sufficiently aged, and the company shall provide written confirmation of this and irrevocable release authorization to the transfer agent. Furthermore, no fees and or costs shall be incurred by the current ‘holder’ for the conversion and issuance of the shares.

Shares to be issued: Effective date November 19th, 2018

1,417,314 common shares (stock)

216,247    common shares (stock)

709,580    common shares (stock)

Dated and signed on November 27th, 2018

/s/ Julios Kosta

‘Holder’: Julios Kosta

 /s/ Rich Kaiser

Acknowledgment by ‘Maker’:

Rich Kaiser, Acting CFO

Bravo Multinational Incorporated